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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
TALX Corporation:

         We consent to incorporation by reference in the registration statement on Form S-8 of TALX Corporation of our report dated April 20, 2001, except for note 16, which is as of June 21, 2001, and for note 17, which is as of June 22, 2001, relating to the consolidated balance sheets of TALX Corporation and subsidiaries as of March 31, 2000 and 2001, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended March 31, 2001 and our report dated June 8, 2001, except for note 10, which is as of July 2, 2001, relating to the balance sheet of Ti3, Inc. as of March 31, 2001 and the related statements of earnings, stockholders' equity, and cash flows for the year then ended.

                                            /s/   KPMG LLP



St. Louis, Missouri
July 18, 2001

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